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                                                                EXHIBIT 10.82

                    TWENTY-SIXTH AMENDMENT OF LEASE CONTRACT

        THIS TWENTY-SIXTH AMENDMENT OF LEASE CONTRACT ("Twenty-Sixth Amendment") is entered into between CRESCENT REAL ESTATE FUNDING III, L.P., a Delaware limited partnership ("Landlord"), and A I M MANAGEMENT GROUP INC., a Delaware corporation ("Tenant"), with reference to the following:

        A. Nine Greenway Venture (predecessor in interest to Landlord) and Tenant entered into a Lease Contract dated April 14, 1980, First Amendment of Lease Contract dated January 29, 1981, Second Amendment of Lease Contract dated November 12, 1982, Third Amendment of Lease Contract dated August 17, 1984, Fourth Amendment of Lease Contract dated April 28, 1986, Fifth Amendment of Lease Contract dated December 11, 1986, Sixth Amendment of Lease Contract dated August 6, 1987, Seventh Amendment of Lease Contract dated February 4, 1988, and Eighth Amendment of Lease Contract dated January 6, 1989 (the "Eighth Amendment"), and Nine Greenway, Ltd. (predecessor in interest to Landlord) and Tenant entered into a Ninth Amendment of Lease Contract dated March 27, 1990, Tenth Amendment of Lease Contract dated June 12, 1990, Eleventh Amendment of Lease Contract dated August 27, 1990, Twelfth Amendment of Lease Contract dated July 15, 1991, Thirteenth Amendment of Lease Contract dated January 13, 1992, Fourteenth Amendment of Lease Contract dated July 17, 1992, Fifteenth Amendment of Lease Contract dated July 17, 1992, Sixteenth Amendment of Lease Contract dated August 10, 1992, Seventeenth Amendment of Lease Contract dated February 25, 1993, Eighteenth Amendment of Lease Contract dated April 22, 1994, Nineteenth Amendment of Lease Contract dated March 31, 1995, Twentieth Amendment of Lease Contract dated July 31, 1995, Twenty-First Amendment of Lease Contract dated August 1, 1995 and Twenty-Second Amendment of Lease Contract (the "Twenty-Second Amendment") dated December 1, 1995, Twenty-Third Amendment of Lease Contract dated March 18, 1996, and the Twenty-Fourth Amendment of Lease Contract dated March 18, 1996, Twenty-Fifth Amendment of Lease Contract dated June 29, 1996 (the "Twenty-Fifth Amendment") [as amended, the "Lease"] covering approximately 272,172 square feet of Rentable Area consisting of: approximately 9,671 square feet of Rentable Area on the Concourse Level; approximately 4,607 square feet of Rentable Area on the first (1st) floor, approximately 23,399 square feet of Rentable Area being the entirety of the sixth (6th) floor; approximately 23,399 square feet of Rentable Area being the entirety of the seventh (7th) floor; approximately 17,741 square feet of Rentable Area on the eleventh (11th) floor [of which approximately 10,940 square feet of Rentable Area shall become effective on or about November 16, 1996]; approximately 23,399 square feet of Rentable Area on the twelfth (12th) floor; approximately 23,829 square feet of Rentable Area being the entirety of the thirteenth (13th) floor; approximately 14,320 square feet of Rentable Area on the seventeenth (17th) floor; approximately 23,782 square feet of Rentable Area being the entirety of the eighteenth (18th) floor; approximately 23,782 square feet of Rentable Area being the entirety of the nineteenth (19th) floor; approximately 24,113 square feet of Rentable Area being the entirety of the twenty-third (23rd) floor; approximately 24,113 square feet of Rentable Area being the entirety of the twenty-fourth (24th) floor; approximately 24,113 square feet of Rentable Area being the entirety of the twenty-fifth (25th) floor; and approximately 11,904 square feet of Rentable Area on the twenty-sixth (26th) floor of the building known as Summit Tower, Eleven Greenway, Houston, Texas (the "Building").

        B. Tenant wishes to lease from Landlord additional space located on the twenty-first (21st) floor of the Building as hereinafter described.

        C. Landlord and Tenant now desire to enter into this Twenty-Sixth Amendment to confirm the Commencement Date for Expansion Space BB, lease additional space and adjust the Base Rental and Building Operating Cost accordingly, as provided below. Unless otherwise expressly provided herein, capitalized terms shall have the same meanings as in the Lease.

        FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. CONFIRMATION OF COMMENCEMENT DATE. The Commencement Date for Expansion Space BB, as contemplated in the Twenty-Fifth Amendment, occurred on October 5, 1996.
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2.      Additional Space.

        a. Landlord leases to Tenant and Tenant leases from Landlord approximately 7,499 square feet of Rentable Area on the twenty-first (21st) floor of the Building shown outlined and hatched on Exhibit "A" attached hereto ("Expansion Space CC", being approximately 4,242 square feet of Rentable Area and "Expansion Space DD", being approximately 3,257 square feet of Rentable
Area).

        b. The lease term for Expansion Space CC shall commence on the "Commencement Date" defined below and shall expire on December 31, 2003, the date of expiration of the Fourth Extension Period. The Commencement Date for Expansion Space CC shall be forty-five (45) days from the date Landlord tenders possession of Expansion Space CC to Tenant. Such tender of possession is anticipated to occur on October 7, 1996 and the Commencement Date is anticipated to be November 20, 1996.

        c. The lease term for Expansion Space DD shall commence on the "Commencement Date" defined below and shall expire on December 31, 2003, the date of expiration of the Fourth Extension Period. The Commencement Date for Expansion Space DD shall be forty-five (45) days from the date Landlord tenders possession of Expansion Space DD to Tenant. Such tender of possession is anticipated to occur on December 1, 1996 and the Commencement Date is anticipated to be January 16, 1997.

3. Total Square Footage. The following summarizes the schedule of expansion remaining to be undertaken in 1996 pursuant to the Twenty-Second and Twenty-Fifth Amendments and this Twenty-Sixth Amendment:

        a. Commencing October 5, 1996, the term "Leased Premises" as used herein shall mean and include approximately 261,232 square feet of Rentable Area, being approximately 256,567 square feet of Rentable Area then leased and occupied by Tenant, plus approximately 4,665 square feet of Rentable Area in Expansion Space BB leased under the Twenty-Fifth Amendment.

        b. Commencing November 16, 1996, the term "Leased Premises" as used herein shall mean and include approximately 272,172 square feet of Rentable Area, being approximately 261,232 then leased and occupied by Tenant, plus approximately 10,940 square feet of Rentable Area in Expansion Space X leased under the Twenty-Second Amendment.

        c. Commencing November 20, 1996, the term "Leased Premises" as used herein shall mean and include approximately 276,414 square feet of Rentable Area, being approximately 272,172 square feet of Rentable Area then leased and occupied by Tenant, plus approximately 4,242 square feet of Rentable Area in Expansion Space CC leased hereunder.

        d. Commencing January 16, 1997, the term "Leased Premises" as used herein shall mean and include approximately 279,671 square feet of Rentable Area, being approximately 276,414 square feet of Rentable Area then leased and occupied by Tenant, plus approximately 3,257 square feet of Rentable Area in Expansion Space DD leased hereunder.

4.      Base Rental.

        a. Tenant shall pay Landlord Base Rental for Expansion Space CC in the sum of Four Thousand Nine Hundred Forty-Nine and 00/100 Dollars ($4,949.00) per month from the Commencement Date (anticipated to be November 20, 1996) through December 31, 2000. Commencing January 1, 2001 and continuing through December 31, 2003, Tenant shall pay Landlord Base Rental for Expansion Space CC in the sum of Five Thousand Eight Hundred Thirty-Two and 75/100 Dollars ($5,832.75) per month.

        b. Tenant shall pay Landlord Base Rental for Expansion Space DD in the sum of Three Thousand Seven Hundred Ninety-Nine and 83/100 Dollars ($3,799.83) per month from the Commencement Date (anticipated to be January 16, 1997) through December 31, 2000.

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Commencing January 1, 2001 and continuing through December 31, 2003. Tenant shall pay Landlord Base Rental for Expansion Space DD in the sum of Four Thousand Four Hundred Seventy-Eight and 38/100 Dollars ($4,478.38) per month.

5. Revised Schedule of Base Rental. Effective October 5, 1996 (Commencement Date for Expansion Space BB taken under the Twenty-Fifth Amendment), the rent schedule set forth in Paragraph 5 of the Twenty-Fifth Amendment is deleted in its entirety and the following rent schedule, which takes into consideration Expansion Spaces CC and DD leased hereunder, shall be substituted in lieu thereof:


FROM                            TO                      MONTHLY BASE RENTAL
----                            --                      -------------------
October 5, 1996         November 15, 1996                   $297,904.25
November 16, 1996       November 19, 1996                   $310,211.75
November 20, 1996       January 15, 1997                    $315,160.75
January 16, 1997        December 31, 1997                   $318,960.58
January 1, 1998         June 9, 2000                        $346,327.32
June 10, 2000           December 31, 2000                   $358,088.35
January 1, 2001         December 31, 2003                   $383,202.97


        The foregoing rent schedule shall be subject to further amendment should any Commencement Date for Expansion Spaces X, CC and/or DD occur on dates other than as anticipated in the Twenty-Second Amendment or this Twenty-Sixth Amendment, as applicable. When Expansion Spaces X, CC, and DD are occupied by Tenant, Landlord and Tenant shall, at the request of either party, execute a memorandum specifying the Commencement Date for each such expansion space.

6. Escalation Adjustment. Commencing on the Commencement Date applicable to the particular expansion space, Tenant's proportionate share of increases in Building Operating Costs payable under Paragraph 13. of the Lease shall be increased to take such additional expansion space into consideration. The "Base Year" for Expansion Spaces CC and DD shall be the calendar year 1996.

7. Condition of Premises. Landlord will tender and Tenant agrees to accept Expansion Spaces CC and DD in an "as-is" condition; however, Landlord shall provide an allowance ("Construction Allowance") of $0.18286 times the number of months in the respective term of the Lease for permanent leasehold improvements Tenant may elect to install in Expansion Spaces CC and DD. As said Construction Allowance is utilized by Tenant, payments and/or partial payments to Tenant shall be made within thirty (30) days from Landlord's receipt of paid invoices. Tenant shall, at its sole cost and expense, provide complete construction documentation, including MEP engineered drawings. Tenant may utilize up to Fourteen Thousand Nine Hundred Ninety-Eight and No/100 Dollars ($14,998.00) [$2.00 per square foot of Rentable Area] of the Construction Allowance to offset its cost for architectural services and the preparation of construction documentation.

8. Competitive Bids. For Expansion Spaces CC and DD, Landlord will seek competitive bids from a minimum of three (3) general contractors which meet Landlord's existing requirements from Landlord's approved bidding list mutually agreed upon between Tenant and Landlord and provide Tenant copies of the bids. In addition, only subcontractors approved by Landlord, according to Landlord's current standards for such approval, will be permitted to work on the mechanical, electrical and plumbing systems of the Building. Tenant shall be allowed to participate in the selection of the successful bidder and Tenant shall enter into a contract with the successful bidder.

9. Americans with Disabilities Act. Landlord shall be responsible for costs and implementation associated with compliance with the Americans with Disabilities Act (the "ADA") for the Building and all points of access into the Building ("the Landlord's ADA Work"). Tenant shall be responsible for all costs and implementation associated with ADA compliance within Expansion Spaces CC and DD.


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10. Emergency Generator. Commencing October 1, 1996, Tenant shall be billed on a monthly basis for two (2) reserved permits at the prevailing monthly contract rates for the garage located south of the Building, plus state and local taxes, to cover the cost of the spaces upon which Tenant's emergency generator ("Generator") is located. Tenant will be responsible for all repairs and maintenance relating to the Generator (including diesel spills). Upon expiration or termination of the Lease, Tenant shall remove the Generator from the parking garage located south of the Building and repair any damaged caused thereby at its sole cost and expense, unless said requirement is otherwise waived by Landlord in writing. Tenant's use of such parking spaces for the Generator shall be subject to all applicable terms and conditions of the Lease as though such parking spaces were a part of the Leased Premises, specifically including without limitation Tenant's indemnification obligations set forth in Paragraph 9 thereof. In addition, Tenant agrees to indemnify, protect, defend and hold harmless Landlord and its partners, affiliated companies, officers, directors, shareholders, employees and agents for, from and against all liabilities, claims, judgments, diminution in value of the Building and Building parking garage, fines, penalties, costs, damages or injuries to persons, damages to property, losses, liens, causes of action, suits, judgments and expenses (including court costs, attorneys' fees and costs of investigation), of any nature, kind or description of any person or entity, directly or indirectly, in whole or in part, arising out of, caused by or resulting from (a) Tenant's use of the parking spaces for the Generator, and any activity, work or other things done, permitted or suffered by Tenant or its agents and employees in or about such parking spaces relating to or arising from the Generator, including without limitation the release, storage, transport or disposal of any petroleum products or any other hazardous substances or materials regulated by law; and/or (b) any act, omission, negligence or willful misconduct of Tenant or any of its agents, contractors, employees, business invitees or licensees relating to the Generator.

11. Time of the Essence. Time is of the essence with respect to Tenant's execution and delivery of this Twenty-Sixth Amendment to Landlord. If Tenant fails to execute and deliver a signed copy hereof to Landlord by 5:00 p.m., November 30, 1996, it shall be deemed null and void and shall have no force or effect, unless otherwise agreed in writing by Landlord.

12. Binding Effect. Except as modified by this Twenty-Sixth Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified hereby, shall be binding upon the parties hereto, their successors and assigns. This Twenty-Sixth Amendment shall become effective only after the full execution and delivery hereof by Landlord and Tenant.

        ACCORDINGLY, Landlord and Tenant enter into this Twenty-Sixth Amendment as of November 29, 1996.

                                       CRESCENT REAL ESTATE FUNDING III, L.P.,
                                       a Delaware limited partnership

                                       By: CRE Management III Corp., a Delaware
                                           corporation, its General Partner


                                       By:    /s/ HOWARD LOVETT
                                           ----------------------------------
                                       Name:      Howard Lovett
                                             --------------------------------
                                       Title:     Vice President
                                              -------------------------------
                                                                     LANDLORD

                                       A I M MANAGEMENT GROUP INC., a Delaware
                                       corporation


                                       By         /s/ GARY T. CRUM
                                          -----------------------------------
                                          Gary T. Crum, Senior Vice President
                                                                       TENANT



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                                  [FLOOR PLAN]


                                  EXHIBIT "A"
                           AIM MANAGEMENT GROUP INC.



11 Greenway Plaza                             Floor Status           Floor 21
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SENTERRA DEVELOPMENT                          8 December 1995



PLEASE INITIAL

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